Exhibit 5.1

LUSE GORMAN, PC
ATTORNEYS AT LAW
5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

November 19, 2021

The Board of Directors
Northwest Bancshares, Inc.
100 Liberty Street
Warren, Pennsylvania 16365

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) of Northwest Bancshares, Inc. (the “Company”), a Maryland corporation, relating to the Company’s (1) debt securities (the “Debt Securities”), (2) common stock, $0.01 par value per share (the “Common Stock”), (3) preferred stock, $0.01 par value per share (the “Preferred Stock”), (4) depositary shares (the “Depositary Shares”), (5) warrants (the “Warrants”), (6) units (“Units”) and (7) subscription rights (“Subscription Rights”), each of which may be issued on a delayed or continuous basis from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Units and Subscription Rights are sometimes each referred to herein as a “Security” and collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of Maryland and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

Based upon the foregoing, we are of the opinion that, as of the date hereof:

1.When an Indenture has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, and when the specific terms of a particular Debt Security have been duly established in accordance with such Indenture and authorized by all necessary corporate action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3.When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Articles of Incorporation, an appropriate Articles Supplementary to the Company’s Articles of Incorporation relating to the series of Preferred Stock has been duly authorized and adopted and filed with the Maryland Department of Assessments and Taxation, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

4.When (a) a deposit agreement (a “Deposit Agreement”) representing the Depositary Shares has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, (b) the specific terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) have been duly established in accordance with such Deposit Agreement and authorized by all necessary corporate action by the Company, (c) a series of Preferred Stock with respect to which Depositary Shares are to be issued has been duly established in accordance with the terms of the Company’s Articles of Incorporation, an appropriate Articles Supplementary to the Company’s Articles of Incorporation relating to the Preferred Stock has been duly authorized and adopted and filed with the Maryland Department of Assessments and Taxation, and authorized by all necessary corporate action of the Company, and (d) such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Deposit Agreement and in the manner contemplated by the Registration Statement and by such corporate action, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

5.When a warrant agreement (a “Warrant Agreement”) has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, and when the specific terms of a particular Warrant have been duly established in accordance with such Warrant Agreement, and authorized by all necessary corporate action of the Company, and such Warrant has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement, as applicable, and in the manner contemplated by the Registration Statement and by such corporate action, such Warrant will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.With respect to any Units, when (a) the Company has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration therefor provided for therein, then such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.With respect to any Subscription Rights, when (a) the Company has taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription agreement relating to the Subscription Rights (“Subscription Rights Agreement”), the terms of the offering thereof and related matters, (b) the Subscription Rights Agreement has been duly authorized and validly executed and delivered, and (c) such Subscription Rights have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration therefor provided for therein, then such Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Maryland; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been withdrawn, terminated or rescinded; (iv) any Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Security is a valid, binding and enforceable agreement of each party thereto; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the execution, delivery and performance by the Company of any Security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinions are limited to the laws of the State of Maryland. We express no opinion as to the effect of the laws of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change if any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Luse Gorman, PC__________________
LUSE GORMAN, PC